UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2017

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California		94710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On May 2, 2017, XOMA Corporation (“XOMA”) was informed by the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) of the Staff’s determination that, following ten consecutive business days where the market value of XOMA’s listed securities was $50 million or greater, XOMA was in compliance with NASDAQ Listing Rule 5450(b)(2)(A).

As previously reported on a Current Report on Form 8-K filed March 27, 2017, XOMA had received notice on March 22, 2017 from the Staff that XOMA was not in compliance with the $50 million in total assets and total revenue standard for continued listing on the NASDAQ Global Market under NASDAQ’s Listing Rule 5450(b)(3)(A), and that XOMA also did not comply with either of the two alternative standards of Listing Rule 5450(b), the equity standard and the market value standard. The Staff advised XOMA on May 2, 2017 that, in light of XOMA’s current compliance with the market value standard, this matter is now closed. XOMA’s stock will continue to be listed on the NASDAQ Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: May 3, 2017

/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer